Exhibit 8.2

220 North Main Street Suite 600

Davenport, IA 52801

563.324.3246

www.L-WLaw.com

March 18, 2026

JOHN DEERE CAPITAL CORPORATIONJOHN DEERE RECEIVABLES LLC

P.O. Box 5328 P.O. Box 5328

Madison, WI 53705-0328Madison, WI 53705-0328

Attention: ManagerAttention: Manager

DEUTSCHE BANK U.S. BANK TRUST COMPANY,

TRUST COMPANY DELAWARENATIONAL ASSOCIATION

111 Continental Drive, Suite 102190 South LaSalle Street, 7th Floor

Newark, Delaware 19713Mail Code MK-IL-SL7R

Chicago, IL 60603

RBC CAPITAL MARKETS, LLC BOFA SECURITIES, INC.

200 Vesey StreetOne Bryant Park, 11th Floor

New York, NY 10281New York, NY 10036

CITIGROUP GLOBAL MARKETS INC.MUFG SECURITIES AMERICAS INC.

388 Greenwich Street1221 Avenue of the Americas, 6th Floor

New York, NY 10013New York, NY 10020

TD SECURITIES (USA) LLCSG AMERICAS SECURITIES, LLC

One Vanderbilt Avenue, 11th Floor245 Park Avenue

New York, New York 10017New York, NY 10167

MOODY’S INVESTORS SERVICE, INC. FITCH RATINGS, INC.

7 World Trade Center300 W. 57th Street

250 Greenwich StreetNew York, NY 10019

New York, New York 10007

RE:REGISTRATION STATEMENT ON FORM SF-3

REGISTER JOHN DEERE OWNER TRUST 2026

(the “Registration Statement”)

Ladies and Gentlemen:

We have acted as special Iowa tax counsel for John Deere Owner Trust 2026 (the “Trust”) and John Deere Receivables LLC, a Nevada limited liability company (“JDRL”), in connection

JOHN DEERE CAPITAL CORPORATION

JOHN DEERE RECEIVABLES LLC

DEUTSCHE BANK TRUST COMPANY DELAWARE

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

RBC CAPITAL MARKETS, LLC

BOFA SECURITIES, INC.

CITIGROUP GLOBAL MARKETS INC.

MUFG SECURITIES AMERICAS INC.

TD SECURITIES (USA) LLC

SG AMERICAS SECURITIES, LLC

MOODY’S INVESTORS SERVICE, INC.

FITCH RATINGS, INC.

March 18, 2026

with the Registration Statement on Form SF-3, as amended (the “Registration Statement”), filed by JDRL on behalf of the Trust with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the issuance by the Trust of Asset Backed Notes (the “Notes”) and Asset Backed Certificates (the “Certificates”). The Notes are to be issued pursuant to an Indenture dated as of March 18, 2026, between the Trust and U.S. Bank Trust Company, National Association, a national banking association, as indenture trustee, substantially in the form of Exhibits “D”, “E”, “F” and “G” thereto. The Certificates are to be issued substantially in the form of Exhibit “A” to the Trust Agreement dated March 17, 2026, between Deutsche Bank Trust Company Delaware, as Owner Trustee, and JDRL, as Depositor. Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Underwriting Agreement dated March 10, 2026 among JDRL, John Deere Capital Corporation, RBC Capital Markets, LLC, BofA Securities, Inc., Citigroup Global Markets Inc., MUFG Securities Americas Inc., and TD Securities (USA) LLC, on their own behalf and as representatives of the underwriters named therein.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Prospectus included in the Registration Statement; (iii) the Preliminary Prospectus included in the Registration Statement; (iv) the Indenture; (v) the Trust Agreement; (vi) the Sale and Servicing Agreement; (vii) the Administration Agreement; (viii) the Asset Representations Review Agreement; and (ix) the Purchase Agreement (collectively the “Documents”).  As to any facts material to the opinion expressed herein, we have relied solely upon the factual matters contained in the representations and statements made in the Documents and we have not independently established or verified their accuracy. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.  We have also assumed the due execution and delivery pursuant to due authorization by each of the entities party to the Documents.

JOHN DEERE CAPITAL CORPORATION

JOHN DEERE RECEIVABLES LLC

DEUTSCHE BANK TRUST COMPANY DELAWARE

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

RBC CAPITAL MARKETS, LLC

BOFA SECURITIES, INC.

CITIGROUP GLOBAL MARKETS INC.

MUFG SECURITIES AMERICAS INC.

TD SECURITIES (USA) LLC

SG AMERICAS SECURITIES, LLC

MOODY’S INVESTORS SERVICE, INC.

FITCH RATINGS, INC.

March 18, 2026

We are members of the Bar of the State of Iowa, and we express no opinion as to the laws of any jurisdiction other than the laws of the United States of America and the State of Iowa.

We hereby confirm that the statements set forth in the Preliminary Prospectus and the Prospectus forming a part of the Registration Statement under the caption “CERTAIN IOWA TAX CONSIDERATIONS” accurately describe the material Iowa income tax consequences to holders of the offered Notes and the Certificates.

We know that we are referred to under the headings “CERTAIN IOWA TAX CONSIDERATIONS” and “LEGAL OPINIONS” in the Preliminary Prospectus and the Prospectus and we hereby consent to the use of our name therein.

Very truly yours,

/s/ Lane & Waterman LLP

LANE & WATERMAN LLP